                                                                      Exhibit 24

                           UBS FINANCIAL SERVICES INC.

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that the undersigned, UBS Financial Services
Inc., a Delaware corporation (hereinafter called the "Corporation"), and each of the undersigned officers and directors of the Corporation do hereby constitute and appoint Stephen Roussin, Peter Kennedy and Richard Stewart and each of them, his or her true and lawful attorneys and agents, with full power to act without the others, for him or her and in his name or her name place and stead to execute in his or her name and deliver and file with the Securities and Exchange
Commission (the "Commission") any and all instruments which said attorneys and agents may deem necessary or advisable in order to enable the Corporation to comply with the Securities Act of 1933 and the Investment Company Act of 1940,
and any requirements of the Commission in respect thereof, in connection with
(i) the registration under said Acts of The Municipal Bond Trust, The Corporate
Bond Trust, The UBS Pathfinders Trust, The UBS Federal Government Trust and The
Equity Opportunity Trust and units of fractional undivided interest ("Units")
thereof, (ii) the registration under said Acts of one or more series of The
Corporation Income Fund, The Equity Income Fund, The Government Securities
Income Fund, The International Bond Fund and Municipal Investment Trust Fund and
Units thereof (iii) and the registration under said Acts of any other unit investment trust fund (or other unit based investment vehicles not involving active management) established in accordance with the Investment Company Act of
1940 for which UBS Financial Services Inc., alone or with others will act as
Depositor or Sponsors and/or Underwriter and Units thereof, including specifically power and authority to sign his or her name to any and all
Notifications of Registration and/or Registration Statements to be filed with the Securities and Exchange Commission under either of said Acts in respect to such Units and trusts, any amendment (including post-effective amendment) or application for amendment of such Notification of Registration and/or
Registration Statements, and any Prospectuses, exhibits, financial statements, schedules or certificates, letters or any other documents filed therewith and to file the same with the Commission; and any applications for exemption orders under the Investment Company Act of 1940, and all amendments thereto, in connection with any or all of the above-mentioned trusts; and to take any and all action that said attorney-in-fact may deem necessary or advisable in order to fully carry out the intent of the foregoing appointment; and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, and each of them shall do or cause to be done by virtue hereof. Any one of said agents and attorneys shall have, and may exercise, without the others, all the powers hereby conferred.

     This POWER OF ATTORNEY may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 30th day of April, 2007.

/s/ MARTEN S. HOEKSTRA
----------------------

Marten S. Hoekstra
Chairman, President and Chief Executive Officer

/s/ ROBERT J. CHERSI
--------------------

Robert J. Chersi
Member of the Group Managing Board,
Treasurer, Chief Financial Officer and Assistant Secretary

/s/ DIANE FRIMMEL
-----------------

Diane Frimmel
Member of the Group Managing Board

/s/ MICHAEL A. WEISBERG
-----------------------

Michael A. Weisberg
Member of the Group Managing Board

/s/ JOHN HANNASCH
-----------------

John Hannasch
Managing Director